Synergy, MHC
Synergy Financial Group, Inc.
Synergy Bank
July 28, 2003
Page 1





July 28, 2003



Boards of Directors
Synergy, MHC
Synergy Financial Group, Inc.
Synergy Bank
310 North Avenue East
Cranford, New Jersey 07016

Attention:        Mr. John S. Fiore
                  President and Chief Executive Officer
                  -------------------------------------


Ladies and Gentlemen:

         Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") is pleased to act as an independent financial advisor to Synergy Bank (the "Bank"), Synergy, MHC (the "MHC") and Synergy Financial Group, Inc. ("Synergy Financial," and together with the Bank and the MHC, the "Company") in connection with the proposed conversion and reorganization of the Company from mutual holding company to full stock form (the "Conversion"), including the offer and sale of certain shares of the common stock of the proposed new holding company (the "Holding Company") to the Bank's eligible account holders in a Subscription Offering, to members of the Bank's community in a Direct Community Offering, and under certain circumstances, to the general public in a Syndicated Community Offering (collectively, the "Offerings"). The Direct Community Offering and the Syndicate Community Offering, if any, will not commence until the completion of the Subscription Offering. For purposes of this letter, the term "Actual Purchase Price" shall mean the price at which the shares of the Holding Company's common stock are sold in the Conversion. This letter is to confirm the terms and conditions of our engagement.


ADVISORY SERVICES
-----------------

         Sandler O'Neill will act as a consultant and advisor to the Company and the Holding Company and will work with the Bank's management, counsel, accountants and other advisors in connection with the Conversion and the Offerings. We anticipate that our services will include the following, each as may be necessary and as the Company may reasonably request:

         1.       Consulting as to the securities marketing  implications of any
                  aspect  of  the  Plan  of  Conversion  or  related   corporate
                  documents;

Synergy, MHC
Synergy Financial Group, Inc.
Synergy Bank
July 28, 2003
Page 2

         2.       Reviewing   with  the  Board  of  Directors  the   independent
                  appraiser's appraisal of the common stock;

         3. Reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents will be the responsibility of the Company and the Holding Company and their counsel);

         4. Assisting in the design and implementation of a marketing strategy for the Offerings;

         5. Assisting Bank management in scheduling and preparing for meetings with potential investors and broker-dealers; and

         6. Providing general advice and assistance regarding financial and market aspects of the Conversion.


FEES
----

         If the Conversion is consummated, the Company agrees to pay Sandler O'Neill for its services hereunder a fee of $350,000.

         If (i) Sandler O'Neill's engagement hereunder is terminated for any of the reasons provided for under the second paragraph of the section of this letter captioned "Definitive Agreement," or (ii) the Conversion is terminated by the Company, no fees shall be payable by the Company to Sandler O'Neill hereunder; however, the Company shall reimburse Sandler O'Neill for its reasonable out-of- pocket expenses incurred in connection with its engagement hereunder.

         All fees payable to Sandler O'Neill hereunder shall be payable in cash at the time of the closing of the Conversion. In recognition of the long lead times involved in the conversion process, the Company agrees to make an advance payment to Sandler O'Neill in the amount of $25,000, which shall be credited against any fees or reimbursement of expenses payable hereunder.


SYNDICATED COMMUNITY OFFERING
-----------------------------

         If any shares of the Holding Company's common stock remain available after the expiration of the Subscription Offering and the Direct Community Offering, at the request of the Company and subject to the continued satisfaction of the conditions set forth in the second paragraph under the

Synergy, MHC
Synergy Financial Group, Inc.
Synergy Bank
July 28, 2003
Page 3

caption "Definitive Agreement" below, Sandler O'Neill will seek to form a syndicate of registered dealers to assist in the sale of such common stock in a Syndicated Community Offering on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement. With respect to any shares of the Holding Company's common stock sold by any NASD member firm under any selected dealers agreement in any Syndicated Community Offering, the Company agrees to pay the sales commission payable to the selected dealer under such agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company under any such selected dealers agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment, which shall not exceed 5.5% of the aggregate Actual Purchase Price of the shares sold under such agreements. Sandler O'Neill will endeavor to distribute the common stock among dealers in a fashion which best meets the distribution objectives of the Company and the requirements of the Plan of Conversion, which may result in limiting the allocation of stock to certain selected dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a selected dealer or to take or purchase any shares of the Holding Company's common stock.


COSTS AND EXPENSES
------------------

         In addition to any fees that may be payable to Sandler O'Neill hereunder and the expenses to be borne by the Company pursuant to the following paragraph, the Company agrees to reimburse Sandler O'Neill, upon request made from time to time, for its reasonable out-of pocket expenses incurred in connection with its engagement hereunder, regardless of whether the Conversion is consummated, without limitation, legal fees and expenses, advertising, promotional, syndication, and travel expenses, up to a maximum aggregate amount of $50,000; provided, however, that Sandler O'Neill shall document such expenses to the reasonable satisfaction of the Company. The provisions of this paragraph are not intended to apply to or in any way impair the indemnification provisions of this letter.

         As is customary, the Company will bear all other expenses incurred in connection with the Conversion and the Offerings, including, without limitation,
(i) the cost of obtaining all securities and bank regulatory approvals, including any required NASD filing fees; (ii) the cost of printing and distributing the offering materials; (iii) the costs of blue sky qualification (including fees and expenses of blue sky counsel) of the shares in the various states; (iv) listing fees; and (v) all fees and disbursements of the Company's and the Holding Company's counsel, accountants, conversion agent and other advisors. In the event Sandler O'Neill incurs any such fees and expenses on behalf of the Company or the Holding Company, the Bank will reimburse Sandler O'Neill for such fees and expenses whether or not the Conversion is consummated; provided, however, that Sandler O'Neill shall not incur any substantial expenses on behalf of the Company or the Holding Company pursuant to this paragraph without the prior approval of the Company.

Synergy, MHC
Synergy Financial Group, Inc.
Synergy Bank
July 28, 2003
Page 4


POST-CONVERSION GENERAL ADVISORY SERVICES
-----------------------------------------

         If the Conversion is consummated, Sandler O'Neill, if requested, agrees to act as an independent financial advisor to the Holding Company and its subsidiaries in connection with the Holding Company's general strategic planning ("General Advisory Services"). In connection with such General Advisory Services, we would expect to work with the Holding Company's management, its counsel, accountants and other advisors to assess the Holding Company's strategic alternatives and help implement a tactical plan to enhance the value of the Holding Company. We anticipate that our activities would include, as appropriate, those activities outlined in Exhibit A hereto. Sandler O'Neill will provide such services at the Holding Company's request for a period of one year following the completion of the Conversion; provided, however, that the Holding Company shall reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred in connection with providing such services. Thereafter, if both parties wish to continue the relationship, the parties will enter into a separate advisory services agreement on terms and conditions to be negotiated at such time. Notwithstanding the above, the Holding Company is under no obligation to receive or request such services.


DUE DILIGENCE REVIEW
--------------------

         Sandler O'Neill's obligation to perform the services contemplated by this letter shall be subject to the satisfactory completion of such investigation and inquiries relating to the Company and the Holding Company, and their respective directors, officers, agents and employees, as Sandler O'Neill and its counsel in their sole discretion may deem appropriate under the circumstances. In this regard, the Company agrees that, at its expense, it will make available to Sandler O'Neill all information which Sandler O'Neill requests, and will allow Sandler O'Neill the opportunity to discuss with the Company's and the Holding Company's management the financial condition, business and operations of the Company and the Holding Company. The Company and the Holding Company acknowledge that Sandler O'Neill will rely upon the accuracy and completeness of all information received from the Company and the Holding Company and their directors, officers, employees, agents, independent accountants and counsel.


BLUE SKY MATTERS
----------------

         The Company agrees that if Sandler O'Neill's counsel does not serve as counsel with respect to blue sky matters in connection with the Offerings, the Company will cause the counsel performing such services to prepare a Blue Sky Memorandum related to the Offerings including Sandler O'Neill's participation therein and shall furnish Sandler O'Neill a copy thereof addressed to Sandler

Synergy, MHC
Synergy Financial Group, Inc.
Synergy Bank
July 28, 2003
Page 5

O'Neill or upon which such counsel shall state Sandler O'Neill may rely.


CONFIDENTIALITY
---------------

         Other than disclosure to other firms made part of any syndicate of selected dealers or as required by law or regulation, Sandler O'Neill agrees that it will not disclose any Confidential Information relating to the Company obtained in connection with its engagement hereunder (whether or not the Conversion is consummated). As used in this paragraph, the term "Confidential Information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Sandler O'Neill, (ii) was available to Sandler O'Neill on a non-confidential basis prior to its disclosure to Sandler O'Neill by the Company, or (iii) becomes available to Sandler O'Neill on a non-confidential basis from a person other than the Company who is not otherwise known to Sandler O'Neill to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation.


INDEMNIFICATION
---------------

         Since Sandler O'Neill will be acting on behalf of the Company and the Holding Company in connection with the Conversion, each of the Holding Company, the MHC, Synergy Financial and the Bank agree to indemnify and hold Sandler O'Neill and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act of 1933, as amended or Section 20 of the Securities Exchange Act of 1934, as amended (Sandler O'Neill and each such person being an "Indemnified Party") harmless from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, or otherwise, related to or arising out of the Conversion or the engagement of Sandler O'Neill pursuant to, or the performance by Sandler O'Neill of the services contemplated by, this letter, and will reimburse any Indemnified Party for all expenses (including reasonable legal fees and expenses) as they are incurred, including expenses incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party; provided, however, that the Holding Company, the MHC, Synergy Financial and the Bank will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (i) arises out of or is based upon any untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in any final proxy statement or prospectus, or any amendment or supplement thereto, or any of the applications, notices, filings or documents related thereto made in reliance on and in conformity with written information furnished to the Bank by Sandler O'Neill expressly for use therein, or (ii) is primarily attributable to the gross negligence, willful misconduct

Synergy, MHC
Synergy Financial Group, Inc.
Synergy Bank
July 28, 2003
Page 6

or bad faith of Sandler O'Neill. If the foregoing indemnification is unavailable for any reason, the Bank, the MHC, Synergy Financial and the Holding Company agree to contribute to such losses, claims, damages, liabilities and expenses in the proportion that its financial interest in the Conversion bears to that of Sandler O'Neill.


DEFINITIVE AGREEMENT
--------------------

         Sandler O'Neill and the Bank agree that (a) except as set forth in clause (b), the foregoing represents the general intention of the Company and Sandler O'Neill with respect to the services to be provided by Sandler O'Neill in connection with the Offerings, which will serve as a basis for Sandler O'Neill commencing activities, and (b) the only legal and binding obligations of the Company and Sandler O'Neill with respect to the subject matter hereof shall be (1) the Company's obligation to reimburse costs and expenses pursuant to the section captioned "Costs and Expenses," (2) those set forth under the captions "Confidentiality" and "Indemnification," and (3) as set forth in a duly negotiated and executed definitive Agency Agreement to be entered into prior to the commencement of the Subscription Offering relating to the services of Sandler O'Neill in connection with the Offerings. Such Agency Agreement shall be in form and content satisfactory to Sandler O'Neill, the Company and the Holding Company and their respective counsel and shall contain standard indemnification provisions mutually acceptable to the Company and Sandler O'Neill.

         Sandler O'Neill's execution of such Agency Agreement shall also be subject to (i) Sandler O'Neill's satisfaction with its investigation of the Company's business, financial condition and results of operations, (ii) preparation of offering materials that are satisfactory to Sandler O'Neill and its counsel, (iii) compliance with all relevant legal and regulatory requirements to the reasonable satisfaction of Sandler O'Neill's counsel, (iv) agreement that the price established by the independent appraiser is reasonable and (v) market conditions at the time of the proposed offering. Sandler O'Neill may terminate this agreement if such Agency Agreement is not entered into prior to June 30, 2004.

Synergy, MHC
Synergy Financial Group, Inc.
Synergy Bank
July 28, 2003
Page 7

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Sandler O'Neill the duplicate copy of this letter enclosed herewith.

                                           Very truly yours,

                                           Sandler O'Neill & Partners, L.P.
                                           By: Sandler O'Neill & Partners Corp.,
                                                the sole general partner


                                           By:/s/Thomas P. Duke
                                              ----------------------------------
                                              Thomas P. Duke
                                              Vice President

Accepted and agreed to as of the date first above written:

Synergy, MHC


By: /s/John S. Fiore
    ------------------------------------------
         John S. Fiore
         President and Chief Executive Officer

Synergy Financial Group, Inc.


By: /s/John S. Fiore
    ------------------------------------------
         John S. Fiore
         President and Chief Executive Officer

Synergy Bank


By: /s/John S. Fiore
    ------------------------------------------
         John S. Fiore
         President and Chief Executive Officer

Synergy, MHC
Synergy Financial Group, Inc.
Synergy Bank
July 28, 2003
Page 8



EXHIBIT    A


GENERAL ADVISORY SERVICES
--------------------------------------------------------------------------------


1. A review of the current business and financial characteristics of the Holding Company, including a review of its deposit market share, financial performance, trends and peer group comparison;

2. Creation of a base case financial model to serve as a benchmark for analyzing alternative strategies and market environments;

3. An analysis of the impact on the franchise value of altering the Holding Company's dividend policy, implementing a stock repurchase program, or implementing other capital management strategies;

4. An analysis of the Holding Company's acquisition resources, objectives and capacity to compete for acquisition opportunities;

5. A summary of recent merger and acquisition trends in the financial services industry, including tactics employed by others and typical terms and values involved;

6. A review of other strategic alternatives which could provide long-term benefits and enhanced value to the Holding Company;

7. A review of the Holding Company's advance defensive preparation plans, including an analysis of stock ownership and trading activities;

8. Periodic reviews with the Board of Directors of the Holding Company of Sandler O'Neill's findings, as may be requested;

9. Ongoing general advice and counsel to management and the Board of Directors of the Holding Company with respect to strategic and tactical issues; and

10. Rendering such other financial advisory and investment banking services as may from time to time be agreed upon by Sandler O'Neill and the Holding Company.